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                                                                  Exhibit (a)(3)
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                         Notice of Guaranteed Delivery

                                      for

                            Tender of Common Shares

                                      of

                              CEC Resources Ltd.

                   (Not to Be Used for Signature Guarantees)


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing common shares (the "CEC Shares") of CEC Resources Ltd. ("CEC") are not immediately available or time will not permit all required documents to reach Harris Trust and Savings Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus), or the procedures for delivery of book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile or mailed to the Exchange Agent. See the sections entitled "The Exchange Offer - Guaranteed Delivery Procedures" and "The Exchange Offer - The Exchange Agent" of the Prospectus.

                     The Exchange Agent for the Offer is:


                         HARRIS TRUST AND SAVINGS BANK


               By Mail:                      By Hand and Overnight Carrier:

          Wall Street Station                       Receive Window
             P.O. Box 1023                          Wall Street Plaza
        New York, NY 10268-1023               88 Pine Street, 19/th/ Floor
                                                  New York, NY 10005


                          By Facsimile Transmissions:
                       (for Eligible Institutions only)
                                (212) 701-7636

                       For Information (call collect):
                                (212) 701-7624

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for CEC Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

            The guarantee on the following page must be completed.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Carbon Energy Corporation, a Colorado corporation, upon the terms and subject to the conditions of the exchange offer
set forth in the Prospectus, dated January   ,2000 (the "Prospectus") and in the
related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of CEC Shares indicated below pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer - Guaranteed Delivery Procedures" and "The Exchange Offer - The Exchange Agent" of the Prospectus.


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Number of CEC Shares:  _____________________________________

Certificate No(s). (if available):  _________________________
If CEC Share(s) will be tendered by book-entry transfer, check the box. [ ] Account Number: ____________________________________
Date:  ____________________   Area Code and Telephone Number(s): _____________
Name(s) of Record Holder(s):  ________________________________________________
                                              (Please Print)
Signature(s):  _______________________________________________________________
Address(es):  ________________________________________________________________
                                                                    (Zip Code)
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantee)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above either the certificates representing all tendered CEC Shares, in proper form for transfer, a book-entry confirmation (as defined in the Offer), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an agent's message (as defined in the Offer), and any other documents required by the Letter of Transmittal within three business days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:  ______________________________________________________________
                                                       Authorized Signature
Address:  ____________________________ Name: ________________________________
                                                        Print Type or Print
______________________________________ Title:________________________________
                         Zip Code
Area Code and Tel. No: _______________ Dated _________________________ , 2000

Note: Do not send Certificates for CEC Shares with this Notice of Guaranteed Delivery. Certificates for CEC Shares should be sent with your Letter of Transmittal.
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